EXHIBIT 99.1

FOR IMMEDIATE RELEASE MAY 23, 2016

Media Contact:

Julie Calzone

(337) 235-2924

jcalzone@calzone.com

Company Contacts:

Daniel J. Schreiber, CEO

(858) 509-8800

dan@redhawkholdingscorp.com

Thomas J. Concannon, COO

(908) 625-7811

tom.concannon@redhawkholdingscorp.com

G. Darcy Klug, CFO

(337) 269-5933

darcy.klug@redhawkholdingscorp.com

REDHAWK REPORTS THIRD QUARTER RESULTS

Youngsville, Louisiana – RedHawk Holdings Corp. (OTC: IDNG) (“RedHawk” or the “Company”) announced today its financial results for the three and nine month periods ended March 31, 2016.

For the three month period ended March 31, 2016, the Company reported a net loss from continuing operations of $653,811, $0.00 per share, on revenues of $9,750. This compares to a net loss from continuing operations of $20,883, $0.00 per share, on nil revenues for the same three-month period ended March 31, 2015. The increase in the net loss was primarily attributable to one-time professional fees incurred in connection with RedHawk’s recent business acquisitions, the repurchase of approximately 18 million shares of the Company’s common stock, the pursuit of various claims against its former legal and accounting professionals and the pursuit of claims against a former officer of the Company and certain private equity investors. During the third quarter ended March 31, 2016, the Company also experienced an increase in its management fees over the comparable 2015 three-month period as it assembled its executive management team in the United States and the United Kingdom and incurred a one-time consultancy fee of $174,000 in connection with the non-compete agreement entered into with Scarlett Pharma LTD.

For the nine month period ended March 31, 2016, the Company reported a net loss from continuing operations of $788,924, $0.00 per share, on revenues of $19,700, as compared to a net loss of $124,163, $0.00 per share, on minimal revenues for the same nine month period ended March 31, 2015. As with the three-month period ended March 31, 2016, the increase in the net loss from continuing operations resulted primarily from higher one-time professional fees and higher management fees.

Commenting on the three and nine month results, the Company said it had completed the anticipated recapitalization of its balance sheet. It said it is now focused on restructuring its short term-debt in preparation for the commencement of revenue activity and further strategic expansion in its pharmaceutical and medical device business units. Revenues in the pharmaceutical and medical device business units are expected to accelerate at the beginning of the Company’s new fiscal year.

Additionally, the Company said it expects to receive and complete the regulatory testing of the first Centri Controlled Entry System (“Centri”) before its fiscal year end on June 30, 2016. The first unit will be delivered to, assembled and tested at the Company’s newly established RedHawk Innovation Center at the Louisiana State University Innovation Park, a 200 plus acre university research park. After the Company receives regulatory approval from the U.S. Food & Drug Administration, the Company said it expects to begin marketing Centri into the corrections and energy business sectors.

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About RedHawk Holdings Corp.

RedHawk Holdings Corp., formerly Independence Energy Corp., is a diversified holding company which, through its subsidiaries, is engaged in sales and distribution of medical devices, sales of branded generic pharmaceutical drugs, commercial real estate investment and leasing, sales of point of entry full-body security systems, and specialized financial services. Through its medical products business unit, the Company sells WoundClot Surgical - Advanced Bleeding Control, the Disintegrator™ Insulin Needle Destruction Unit, the Carotid Artery Digital Non-Contact Thermometer and Zonis®. Its real estate leasing revenues are generated from various commercial properties under long-term lease. Additionally, RedHawk’s real estate investment unit holds limited liability company interest in various commercial restoration projects in Hawaii. The Company’s financial service revenue is from brokerage services earned in connection with debt placement services. RedHawk Energy holds the exclusive U.S. manufacturing and distribution rights for the Centri Controlled Entry System, a unique, closed cabinet, nominal dose transmission full body x-ray scanner.

Cautionary Statement Regarding Forward Looking Statements

This release may contain forward-looking statements. Forward-looking statements are all statements other than statements of historical fact. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. The words “anticipate,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties. In evaluating forward-looking statements, you should consider the various factors which may cause actual results to differ materially from any forward-looking statements including those listed in the “Risk Factors” section of our latest 10-K report. Further, the Company may make changes to its business plans that could or will affect its results. Investors are cautioned that the Company will undertake no obligation to update any forward-looking statements.